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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2015

IAC/INTERACTIVECORP
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-20570 (Commission File Number)	59-2712887 (IRS Employer Identification No.)

555 West 18th Street, New York, NY (Address of principal executive offices)	10011 (Zip Code)

Registrant's telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Term Loan Facility

        On November 16, 2015, Match Group, Inc. ("Match"), a wholly owned subsidiary of IAC/InterActiveCorp (the "Company"), entered into an incremental assumption agreement and amendment No. 1 (the "Incremental Assumption Agreement and Amendment No. 1") dated as of November 16, 2015, with certain of Match's subsidiaries, JPMorgan Chase Bank, N.A., as term b-1 lender, JPMorgan Chase Bank, N.A., as administrative agent and lender, and the other lenders party thereto, amending and restating the Credit Agreement, dated as of October 7, 2015, among Match, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto (as amended and restated, the "Match Credit Agreement") to provide for an $800.0 million term loan facility (the "Term Loan Facility") and certain other amendments.

        Borrowings under the Term Loan Facility bear interest at LIBOR plus 4.50%, with a LIBOR floor of 1.00%. The Term Loan Facility provides for an excess cash flow sweep, asset sale and event of loss prepayment requirements, 5.00% annual amortization, a seven-year maturity and other customary terms for a term loan facility. Obligations under the Match Credit Agreement, including those under the Term Loan Facility, are secured by the stock of certain Match subsidiaries and guaranteed by certain Match subsidiaries.

        While the Term Loan Facility remains outstanding, Match has the right under the Match Credit Agreement to add one or more incremental term loan or revolving facilities up to the greater of (x) $150 million and (y) such other amount, so long as, on a pro forma basis, Match's consolidated net leverage ratio is equal to or less than 4.50 to 1.00 and its consolidated secured net leverage ratio is equal to or less than 2.25 to 1.00 (or, under certain circumstances described more fully in the Match Credit Agreement, 4.00 to 1.00).

        The Match Credit Agreement contains a number of covenants that restrict Match's and its restricted subsidiaries' ability to take specified actions, including, among other things and subject to certain significant exceptions: (i) creating liens; (ii) incurring indebtedness; (iii) making investments and acquisitions; (iv) engaging in mergers, dissolutions and other fundamental changes; (v) making dispositions; (vi) making restricted payments, including dividends and certain prepayments of junior debt; (vii) consummating transactions with affiliates; (viii) entering into sale-leaseback transactions; (ix) placing restrictions on distributions from subsidiaries; (x) changing fiscal year and (xi) engaging in material operational activity or owning material assets other than equity interests in its subsidiaries. The Match Credit Agreement also contains customary affirmative covenants and events of default. The covenants contain exceptions designed to permit the previously announced initial public offering of a portion of the common stock of Match and certain related transactions.

Indenture

        On November 16, 2015, Match entered into an indenture, between Match and Computershare Trust Company, N.A., as trustee (the "Match Indenture") in connection with the issuance of approximately $445.2 million aggregate principal amount of 6.75% senior notes due 2022 (the "Match Notes") in connection with the private offer commenced by Match to eligible holders of the Company's 4.75% senior notes due 2022 on October 16, 2015.

        The information set forth under Item 2.03 is incorporated by reference.

Registration Rights Agreement

        On November 16, 2015, in connection with the issuance of the Match Notes, Match entered into a registration rights agreement (the "Match Registration Rights Agreement") with Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other dealer managers party thereto obligating Match to file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the Match Notes for registered notes having substantially the same terms as the Match Notes (except that the registered notes will not be subject to additional interest provisions or restrictions on ownership or transfer) or, if necessary, file a shelf registration statement with respect to resales of the Match Notes. Match will use commercially reasonable efforts to cause the exchanges to be completed within 360 days after the issuance of the Match Notes. Holders of the Match Notes will be entitled to the payment of additional interest if Match does not comply with these obligations within that time period.

        The above descriptions of the Incremental Assumption Agreement and Amendment No. 1, the Match Indenture, the Match Credit Agreement and the Match Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, each of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The information set forth under Item 1.01 is incorporated by reference.

Borrowings under the Term Loan Facility

        On November 16, 2015, Match borrowed an aggregate principal amount of $800.0 million under the Term Loan Facility at an issue price of 98.5% and used the proceeds for (i) payment of fees and expenses associated with the Term Loan Facility, the issuance of the Match Notes, and Match's prior entry into the revolving credit facility described in the Company's 8-K filed on October 13, 2015; (ii) repayment of certain related party debt; (iii) a $575.5 million cash payment to the Company in the form of a dividend and (iv) other general corporate purposes.

Issuance of Notes

        On November 16, 2015, Match issued approximately $445.2 million in aggregate principal amount in Match Notes in exchange for the Company's 4.75% senior notes due 2022 (the "IAC Notes") tendered in connection with the private offer commenced by Match to eligible holders on October 16, 2015 (the "Exchange Offer").

        The Match Notes accrue interest at a rate of 6.75% per year from the date of issuance, until maturity or earlier redemption. Interest on the Match Notes is payable on June 15 and December 15 of each year, commencing on June 15, 2016. The Match Notes mature on December 15, 2022.

        At any time prior to December 15, 2017, Match has the option to redeem the Match Notes, in whole or in part, at a price equal to 100% of the principal amount of the Match Notes redeemed plus accrued and unpaid interest, if any, to the date of redemption and a "make-whole premium." The Match Notes are redeemable at Match's option, in whole or in part, at any time on or after December 15, 2017, at specified redemption prices, together with accrued and unpaid interest, if any, to the date of redemption. Under the terms of the Match Notes, specific kinds of changes of control triggering events will require Match to make an offer to purchase the Match Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date.

        The Match Notes are unsecured unsubordinated obligations of Match, rank equally in right of payment with all of Match's existing and future unsecured and unsubordinated debt and are structurally subordinated to the debt of Match's subsidiaries. The Match Notes are effectively subordinated to Match's secured debt, including debt under the Match Credit Agreement, and the secured debt of any of Match's subsidiaries that guarantee the Match Notes in the future, in each case to the extent of the value of the assets securing such debt.

        The Match Indenture contains certain covenants that restrict Match's and its restricted subsidiaries' ability to, among other things: (i) create liens on certain assets; (ii) incur additional debt; (iii) make certain investments and acquisitions; (iv) consolidate, merge, sell or otherwise dispose of all or substantially all of Match's assets; (v) sell certain assets; (vi) pay dividends on or make distributions in respect of Match's capital stock or make restricted payments; (vii) enter into certain transactions with affiliates and (viii) place restrictions on distributions from subsidiaries. These covenants are subject to certain significant exceptions and qualifications and contain exceptions designed to permit the previously announced initial public offering of a portion of the common stock of Match and certain related transactions. In addition, at any time when the Match Notes are rated investment grade by both Moody's and Standard & Poor's and no default or event of default has occurred and is continuing under the Match Indenture, Match and its subsidiaries will not be subject to many of the foregoing covenants.

        If an event of default as defined in the Match Indenture occurs and is continuing (other than specified events of bankruptcy or insolvency with respect to Match or a significant subsidiary), the trustee under the Match Indenture or the holders of at least 25% in principal amount of the outstanding Match Notes have the ability to declare all the outstanding Match Notes to be due and payable immediately. If an event of default relating to specified events of bankruptcy or insolvency with respect to Match occurs, all of the outstanding Match Notes become immediately due and payable without any declaration or other act on the part of the trustee under the Match Indenture or any holders of the Match Notes.

Item 3.03.    Material Modification to Rights of Security Holders.

        In connection with the Exchange Offer, Match solicited consents from the eligible holders of the IAC Notes to amend (the "Indenture Amendments") the Company's indenture, dated December 21, 2012, pursuant to which the IAC Notes were issued (as supplemented, the "IAC Indenture"). The Indenture Amendments, which are contained in the supplemental indenture to the IAC Indenture dated as of October 30, 2015 (the "IAC Supplemental Indenture"), among the Company, Computershare Trust Company, N.A., as trustee, and the guarantors party thereto, became effective on November 16, 2015, when Match accepted and exchanged the IAC Notes validly tendered and not validly withdrawn in the Exchange Offer. The Indenture Amendments removed substantially all of the restrictive covenants, certain events of default and certain related provisions from the IAC Indenture.

        The foregoing summary of the IAC Supplemental Indenture is qualified in its entirety by reference to the full text of the IAC Supplemental Indenture, which is filed herewith as Exhibit 4.3 and incorporated by reference herein.

Item 8.01.    Other Events.

        Prior to Match's entry into the Incremental Assumption Agreement and Amendment No. 1, Match was designated as an "unrestricted subsidiary" under (i) the Company's Amended and Restated Credit Agreement dated as of October 7, 2015 among the Company, certain lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the "IAC Credit Agreement") and (ii) the IAC Indenture and the indenture governing the Company's outstanding 4.875% Senior Notes due 2018 (together, the "IAC Indentures"). As a result of Match's being designated an "unrestricted subsidiary" under the IAC Credit Agreement and the IAC Indentures, Match and its relevant subsidiaries were released as guarantors under the IAC Credit Agreement and the IAC Indentures.

Item 9.01.    Financial Statements and Exhibits.

        (d)   Exhibits to this Form 8-K

Exhibit No.	Description
4.1	Indenture, dated November 16, 2015, between Match Group, Inc. and Computershare Trust Company, N.A., as trustee.
4.2	Registration Rights Agreement, dated November 16, 2015 between Match Group, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other dealer managers party thereto.

Exhibit No.	Description
4.3	Supplemental Indenture, dated as of October 30, 2015, among the Company, Computershare Trust Company, N.A., as trustee and the guarantors party thereto (amendments effective as of November 16, 2015).
10.1
Incremental Assumption Agreement and Amendment No. 1, dated as of November 16, 2015, among Match Group, Inc. and certain subsidiaries thereof, JPMorgan Chase Bank, N.A., as term b-1 lender, JPMorgan Chase Bank, N.A., as administrative agent and lender, and the other lenders party thereto.
10.2
Amended and Restated Credit Agreement, dated as of November 16, 2015, among Match, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP
By:	/s/ GREGG WINIARSKI
	Name:	Gregg Winiarski
	Title:	Executive Vice President and General Counsel

Date: November 20, 2015

 Exhibit Index

Exhibit No.	Description
4.1	Indenture, dated November 16, 2015, between Match Group, Inc. and Computershare Trust Company, N.A., as trustee.
4.2	Registration Rights Agreement, dated November 16, 2015 between Match Group, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other dealer managers party thereto.
4.3	Supplemental Indenture, dated as of October 30, 2015, among the Company, Computershare Trust Company, N.A., as trustee and the guarantors party thereto (amendments effective as of November 16, 2015).
10.1
Incremental Assumption Agreement and Amendment No. 1, dated as of November 16, 2015, among Match Group, Inc. and certain subsidiaries thereof, JPMorgan Chase Bank, N.A., as term b-1 lender, JPMorgan Chase Bank, N.A., as administrative agent and lender, and the other lenders party thereto.
10.2
Amended and Restated Credit Agreement, dated as of November 16, 2015, among Match, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto.

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
  Item 3.03. Material Modification to Rights of Security Holders.
  Item 8.01. Other Events.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index